SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported)          June 30, 2004

CORAM HEALTHCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11343	33-0615337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 900, Denver, Colorado	80202

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (303) 292-4973

(Former name or former address, if changed since last report)

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [ ] No [ ]
(On August 8, 2000, the registrant and one of its wholly-owned subsidiaries filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Through July 14, 2004, no plan or plans of reorganization have been confirmed by such court.)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Notice of Submission of FFF Enterprises, Inc.
Response of Chapter 11 Trustee to FFF's Notice

Item 5. Other Events and Regulation FD Disclosure

As previously reported on Coram Healthcare Corporation’s Current Report on Form 8-K, dated July 11, 2003, two competing proposed plans of reorganization have been filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the jointly administered bankruptcy cases of Coram Healthcare Corporation (“CHC”) and Coram, Inc. (“CI”) (CHC and CI are hereinafter collectively referred to as the “Debtors”). The two competing plans of reorganization have been proposed by (i) Arlin M. Adams, the Chapter 11 Trustee for the Debtors’ estates, (the “Chapter 11 Trustee”) and (ii) the Official Committee of Equity Security Holders of Coram Healthcare Corporation (the “Equity Committee”). Such proposed plans of reorganization, as well as modifications, supplements and amendments thereto, can be found as exhibits to CHC’s Current Reports on Form 8-K previously filed with the United States Securities and Exchange Commission.

The hearings to consider confirmation of the two competing proposed plans of reorganization commenced on September 30, 2003. The related briefing period concluded on June 14, 2004; however, such proposed plans of reorganization remain subject to Bankruptcy Court confirmation. No assurances can be given that either plan will ultimately be confirmed by the Bankruptcy Court.

Pursuant to a request from legal counsel for FFF Enterprises, Inc. (“FFF”), the Chapter 11 Trustee’s legal counsel disclosed at a recent Bankruptcy Court hearing that FFF, a privately held company incorporated under the laws of the State of California, forwarded a non-binding letter of intent to the Chapter 11 Trustee wherein an unsolicited offer to acquire substantially all of the assets of the Debtors and their operating subsidiaries (collectively the “Company”) was proffered. FFF is headquartered in Temecula, California and, as more fully discussed in CHC’s Annual Report on Form 10-K for the year ended December 31, 2003, is one of the Company’s significant vendors. On June 30, 2004, FFF filed in the Bankruptcy Court its Notice Of Submission Of FFF Enterprises, Inc.’s “Letter of Intent” To Purchase Assets Of The Estate And Request For Consideration Thereof (the “FFF Notice”). Among other things, the FFF Notice (i) describes certain details of the unsolicited offer to acquire substantially all of the Company’s assets (the “FFF Offer”) and (ii) requests that the Bankruptcy Court consider the FFF Offer at the Debtors’ July 19, 2004 omnibus hearing. The FFF Notice has been attached to this report as exhibit 99.1.

On July 12, 2004, the Chapter 11 Trustee filed his Response Of Chapter 11 Trustee To Notice Of Submission Of FFF Enterprises, Inc.’s “Letter of Intent” To Purchase Assets Of The Estate And Request For Consideration Thereof (the “Chapter 11 Trustee’s Response”) wherein, among other things, the FFF Offer was rejected for the reasons set forth therein. The Chapter 11 Trustee’s Response has been attached to this report as exhibit 99.2. The Equity Committee, as well as Cerberus Partners, L.P., Goldman Sachs Credit Partners L.P. and Wells Fargo Foothill, Inc. (hereinafter collectively referred to as the “Company’s Noteholders”), also filed responses to the FFF Notice in the Bankruptcy Court on July 12, 2004. The responses of the Equity Committee and the Company’s Noteholders, both of which also reject the FFF Offer and certain other relief requested in the FFF Notice, can be found at docket numbers 3891 and 3883, respectively, in the Debtors’ jointly administered bankruptcy proceedings.

Management can provide no assurances as to how or when the Bankruptcy Court will rule on the FFF Notice, the Chapter 11 Trustee’s Response or the other responses filed by interested parties.

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Note: Except for historical information, all other statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may vary materially from these forward-looking statements due to important risk factors, including the Company’s historical lack of profitability; uncertainties associated with the outcomes of certain pending legal matters, including the bankruptcy proceedings; the Company’s leveraged financial structure; the Company’s ability to comply with certain governmental regulations; the Company’s need to obtain additional financing or equity; the Company’s limited liquidity; the Company’s dependence upon its relationships with third party payers and the prices paid by such third party payers for the Company’s services; and certain other factors. Risk factors are described in greater detail in CHC’s Annual Reports on Form 10-K, Form 10-Q Quarterly Reports and Current Reports on Form 8-K on file with the United States Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

     (c)      Exhibits

Exhibit
Number	Description of Document
99.1	Notice Of Submission Of FFF Enterprises, Inc.’s “Letter of Intent” To Purchase Assets Of The Estate And Request For Consideration Thereof

99.2	Response Of Chapter 11 Trustee To Notice Of Submission Of FFF Enterprises, Inc.’s “Letter Of Intent” To Purchase Assets Of The Estate And Request For Consideration Thereof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORAM HEALTHCARE CORPORATION
Date: July 14, 2004	By:	/s/ SCOTT R. DANITZ
	Name:	Scott R. Danitz
	Title:	Senior Vice President, Chief Financial Officer, Treasurer & Principal Accounting Officer

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EXHIBIT INDEX

Exhibit
Number	Description of Document
99.1	Notice Of Submission Of FFF Enterprises, Inc.’s “Letter of Intent” To Purchase Assets Of The Estate And Request For Consideration Thereof

99.2	Response Of Chapter 11 Trustee To Notice Of Submission Of FFF Enterprises, Inc.’s “Letter Of Intent” To Purchase Assets Of The Estate And Request For Consideration Thereof